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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 28, 2004, accompanying the consolidated financial statements and schedules in the Annual Report of I-Sector Corporation on Form 10-K for the years ended December 31, 2003 and 2004. We hereby consent to the incorporation by reference of said reports in the Registration Statements of I-Sector Corporation on Forms S-8 (File No. 333-41001, effective November 25, 1997 and File No. 333-60320, effective May 7, 2001).



/s/ GRANT THORNTON LLP

Houston, Texas
April 12, 2005